UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
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FORM 8-A
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FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF
THE SECURITIES EXCHANGE ACT OF 1934
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CatchMark Timber Trust, Inc.
(Exact name of registrant as specified in its charter)
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Maryland	20-3536671
(State of incorporation or organization)	(I.R.S. Employer Identification No.)
5 Concourse Parkway
Suite 2325
Atlanta, Georgia 30328
(Address and Zip Code of Principal Executive Offices)
Securities to be registered pursuant to Section 12(b) of the Act:

None (Title of Class To Be Registered)	None (Name of Exchange on Which Class Is To Be Registered)
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If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box.   ☐

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box.  ☒

Securities Act registration statement file number to which this form relates:
N/A
Securities to be registered pursuant to Section 12(g) of the Act:

Title of each class to be registered
Class B-1 Common Stock, par value $0.01 per share Class B-2 Common Stock, par value $0.01 per share Class B-3 Common Stock, par value $0.01 per share

Item 1.         Description of Registrant’s Securities to be Registered
The description of the Class B-1, Class B-2 and Class B-3 common stock, par value $0.01 per share, of CatchMark Timber Trust, Inc., a Maryland corporation (the “Registrant”), is incorporated herein by reference to the section captioned “Description of Capital Stock” in the prospectus (the “Prospectus”) constituting a part of the Registration Statement on Form S-11, as amended (File No. 333-191322) (the “Registration Statement”), filed by the Registrant pursuant to the Securities Act of 1933, as amended (the “Securities Act”), with the Securities and Exchange Commission. Additional information relating to the Registrant’s Class B-1, Class B-2 and Class B-3 common stock in the Prospectus under the captions “Transition to Self-Management and Recapitalization-Recapitalization,” “Certain Provisions of Maryland Law and of Our Charter and Bylaws,” “Shares Eligible for Future Sale,” “Prospectus Summary-Recapitalization” and “Prospectus Summary-The Offering” are also incorporated by reference herein.

Item 2.         Exhibits

Exhibit Number	Description

3.1	Sixth Articles of Amendment and Restatement (incorporated by reference to Exhibit 3.1 to the Quarterly Report on Form 10-Q for the quarter ended June 30, 2013 filed on August 9, 2013)

3.2
First Articles of Amendment to the Sixth Articles of Amendment and Restatement (incorporated by reference to Exhibit 3.2 to the Registration Statement on Form S-11 (File No. 333-191322) filed on September 23, 2013 (the “Initial S-11 Registration Statement”)

3.3	Articles of Amendment (incorporated by reference to Exhibit 3.1 to the Current Report on Form 8-K filed on October 25, 2013 (the “October 25 Form 8-K”))

3.4	Articles of Amendment (incorporated by reference to Exhibit 3.2 to the October 25 Form 8-K)

3.5	Articles Supplementary (incorporated by reference to Exhibit 3.3 to the October 25 Form 8-K)

3.6	Amended and Restated Bylaws (incorporated by reference to Exhibit 3.6 to Registration Statement on Form S-8 (File No. 333-191916) filed on October 25, 2013 (the “S-8 Registration Statement”)

SIGNATURE
Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

CATCHMARK TIMBER TRUST, INC.

Date: April 25, 2014	By: /s/ BRIAN M. DAVIS
Brian M. Davis Senior Vice President and Chief Financial Officer